EXHIBIT 11

                                LOCK-UP AGREEMENT

                                                                February 3, 2004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036
and
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Credit Suisse First Boston ("CSFB," together with Morgan Stanley, the "Managers") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with ON Semiconductor Corporation, a Delaware corporation (the "Company"), and TPG Semiconductor Holdings LLC, a Delaware limited liability company, providing for the public offering (the "Public Offering") by the several Underwriters, including the Managers (the "Underwriters"), of 47,000,000 shares (the "Shares") of the common stock, par value $0.01 per share, of the Company (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (b) distributions of shares of Common Stock or any security convertible into Common Stock to the partners, shareholders or members of the undersigned or its affiliates, (c) transfers and dispositions between or among the undersigned, any of its affiliates and any partners, shareholders or members of any of the foregoing, provided that in the case of any transfer, distribution or disposition pursuant to clause (b), (c) or
(d), (i) each donee, distributee or disposition recipient shall execute and deliver to each Manager a duplicate form of this Lock-up Letter and (ii) if a filing by any party (donor, donee, transferor, transferee, disposer or disposition recipient) under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be required in connection with such transfer, distribution or disposition (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above), such party shall provide the Managers no less than one day prior notice of such filing (it being understood that no such filing shall be made by any such party if not required to be made under the Exchange Act). In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         Delivery of an executed signature page to this letter by facsimile shall be effective as delivery of a manually executed signature page of this letter.



                                         Very truly yours,


                                         TPG ON Holdings LLC


                                          /s/ Richard A. Ekleberry
                                          ----------------------------------
                                          Name:    Richard A. Ekleberry
                                          Title:   Vice President and Secretary
                                          Address: 301 Commerce St, Suite 3300
                                                   Forth Worth, Texas 76102